UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K



                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): May 22, 1996



                            AFN, INC.
      (Exact Name of Registrant as Specified in its Charter)



  UTAH                     33-25820                  76-0161836B
State or Other          (Commission                   (IRS Employer
Jurisdiction)            File Number)             Identification Number)



   1935 East Vine Street Suite 400 Salt Lake City, Utah 84121
(Address of Principal Executive Offices and Principal Place of Business)



Registrant's Telephone Number, Including Area Code: (408) 238-9999

                             FORM 8-K

Item 1. Change of Control:

     On June 12, 1996, the Board of Directors authorized the issuance of 1,000,000 shares of the Issuer's Preferred shares for services rendered and approximately $600 cash invested on behalf of the Company for back taxes and fees owed. Patrick K. Brooks, President of the Issuer was issued 500,000 shares and an additional 500,000 preferred shares were also issued to Kip Eardley, secretary of the Issuer. The shares were valued at $10,000 or $0.01 per share which was an approximate average of the current market price of the common shares of the Company. Each of the shares issued carries 10 votes and is convertible to common shares at a ratio of one for one. The preferred shares issued give 52% voting control of the Company to the two individuals.

Item 5. Other Events:

     On May 22, 1996, the Company's sole remaining director, Joseph Breen ("Breen") called a Special Meeting of the Board of Directors for the purpose of appointing new directors for the Company. Breen had been the sole director for approximately three years and called the meeting in an effort to benefit the AFN, Inc. shareholders. Breen appointed Patrick K. Brooks, James
R. Jeppson and Rand M. Eardley as directors to serve until the next meeting of the shareholders and then tendered his resignation to the new Board of Directors. On May 22, 1996, a second Special Meeting of the Board of Directors was called whereby the new directors accepted the resignation of Mr. Joseph Breen and appointed officers of the Company. Patrick K. Brooks was appointed as Chairman of the Board and President, James R. Jeppson as Vice President and Kip Eardley as Secretary. It is the intention of the directors to bring the Company current with all regulatory bodies as soon as possible and to bring value to the Company.

Backgrounds;

Patrick K. Brooks is a licensed securities broker and holds a California real estate license. Since February 1995 he has been managing equity portfolios on a discretionary basis. Prior to his current activity he sold residential real estate for four years. Previous to this he had more than 15 years of service in various capacities of engineering, manufacturing, marketing and sales management in the semiconductor industry. Mr. Brooks is a high school graduate.

James R. Jeppson is a director, President and CEO of CompuLoan Originations, Inc. since 1994. CompuLoan is a publicly traded mortgage company based in Utah. From 1992 to 1994 Mr. Jeppson was the general manager of ExerHealth, Inc. From 1990 to 1992 he was a part-owner and manager of Hoskins and Jeppson, a software development and publishing company. Mr. Jeppson is a high school graduate.

Rand M. Eardley has been a licensed architect since 1987 and has been practicing as a draftsman or architect since 1975. He has been part owner and operator of an architectural firm specializing in commercial and residential buildings. Since 1995 he has been a sole proprietor and owner of R.M.Architects. Mr. Eardley studied architecture at Montana State University.


































                           SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AFN, INC.



Date: June 20, 1996           By       /S/ Patrick K. Brooks
                              PATRICK K. BROOKS  President, Chairman and CEO